Exhibit 10.1
EXECUTION VERSION
EIGHTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT
THIS EIGHTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (this “Amendment”), dated as of June 25, 2021, is entered into by and between MORGAN STANLEY BANK, N.A., a national banking association, as buyer (together with its successors and assigns “Buyer”), and GP COMMERCIAL MS LLC (f/k/a TH Commercial MS II, LLC), a Delaware limited liability company, as seller (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).
WITNESSETH:
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 30, 2016, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 21, 2017, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 28, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of October 27, 2017, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 9, 2018, and as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 21, 2019, as further amended by that certain Seventh Amendment to Master Repurchase and Securities Contract Agreement and Second Amendment to Guaranty, dated as of September 25, 2020 (as the same has been or may be further amended, modified and/or restated from time to time, the “Master Repurchase Agreement”);
WHEREAS, Seller and Buyer have entered into that certain Fee Letter, dated as of February 18, 2016, as amended by that certain First Amendment to Fee Letter, dated as of February 21, 2017, as further amended by that certain Second Amendment to Fee Letter, dated as of June 28, 2017, as further amended by that certain Third Amendment to Fee Letter, dated as of August 21, 2019, as further amended by that certain Fourth Amendment to Fee Letter (the “Fourth Fee Letter Amendment”), dated as of the date hereof (as the same has been or may be further amended, modified and/or restated from time to time, the “Fee Letter”);
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Master Repurchase Agreement shall be amended as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Master Repurchase Agreement.
(a)The following definitions in Article 2 of the Master Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
“Concentration Limit” shall mean, (a) with respect to any New Asset, the Purchase Price of such New Asset does not exceed forty percent (40%) of the Facility Amount, (b) the aggregate Purchase Price of all Purchased Assets for which the related Mortgaged Property consists of hospitality properties and/or retail together with the aggregate unfunded Future Advance Purchases that Buyer has agreed to make in connection with all Purchased Assets for which the related Mortgaged Property consists of hospitality properties and/or retail, subject to satisfaction of the conditions set forth in the applicable Confirmation with respect to such Purchased Assets, shall not exceed twenty percent (20%) of the Facility Amount (or such higher limit as may be approved by Buyer in its sole discretion), and (c) the aggregate Purchase Price of all Purchased Assets that are Participation Interests together with the aggregate unfunded Future Advance Purchases that Buyer has agreed to make, subject to satisfaction of the conditions set forth in the applicable Confirmation with respect to such Purchased Assets, shall not exceed twenty five percent (25%) of the Facility Amount (or such higher limit as may be approved by Buyer in its sole discretion).
“Facility Amount” shall mean Five Hundred Million Dollars and NO/00 ($500,000,000.00), which may be increased in accordance with Section 9(b) hereof.
“Facility Termination Date” shall mean June 28, 2022, as the same may be extended for an additional one (1) year period in accordance with Section 9(a) of this Agreement.
“LIBOR” shall mean, for any Pricing Period with respect to a Purchased Asset, the per annum rate for deposits in U.S. Dollars that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as one-month LIBOR as of 11:00 a.m., London time, on the Pricing Rate Reset Date, but in no event, less than zero or such other rate with respect to a Transaction as set forth in the related Confirmation.
“Market Value” shall mean, with respect to any Purchased Asset as of any relevant date, the market value of such Purchased Asset on such date, as determined by Buyer in its sole discretion, which determination shall be conclusive absent manifest error.
“Pricing Rate” shall mean, for any Pricing Period with respect to a Purchased Asset, an annual rate equal to the Benchmark for such Pricing Period, plus the Applicable Spread for the related Purchased Asset (subject to adjustment and/or conversion as provided in Sections 3(l), 3(m), 3(o) and 3(p) of this Agreement).
(b)The following definitions are hereby added to Article 2 of the Master Repurchase Agreement in correct alphabetical order:

“Facility Increase Conditions” shall have the meaning specific in Section 9(b) of this Agreement.

“Facility Increase Fee” shall have the meaning set forth in the Fee Letter.

(c)The following definitions in Article 2 of the Master Repurchase Agreement and all references thereto are hereby deleted in their entirety: “Alternative Rate”; “Alternative Rate Transaction”; and “LIBOR Transaction”.
(d)Article 3(a) of the Master Repurchase Agreement is hereby amended by adding the following to final sentence thereof: “, and the Buyer shall have no obligation to enter into any Transactions, which Transactions shall be entered into in the sole discretion of the Buyer”
(e)Section 3(l) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“(l)     Capitalized terms used in this Article 3(l) but not defined shall have the meaning assigned to such term in Schedule 3 hereto. Notwithstanding anything to the contrary herein or in any other Transaction Document, if:
(i)(A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document; or
(ii)(A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Benchmark and as a result the then-current Benchmark is being determined in accordance with clauses (2), (3) or (4) of the definition of “Benchmark Replacement”; and
(B) the Buyer subsequently determines, that (w) Term SOFR and a Benchmark Replacement Adjustment with respect thereto is or has becomes available and the Benchmark Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar-denominated transactions utilizing Term SOFR as a Benchmark and for determining the Benchmark Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Benchmark for U.S. dollar-denominated syndicated credit facilities by the Relevant Government Authority and (z) in any event, Term SOFR, the Benchmark Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Buyer (as determined by the Buyer), then clause (1) of the definition of “Benchmark Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document, replace such then-current Benchmark for all purposes hereunder and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings on and from the beginning of the next Pricing Period or, as the case may be, Available Tenor so long as the Buyer notifies Seller prior to the commencement of such next Pricing Period or, as the case may be, Available Tenor.”
(f)Section 3(m) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(m) In connection with the implementation of a Benchmark Replacement, the Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document. The Buyer will promptly notify Seller of (i) any occurrence of (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any

Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Buyer pursuant to this Article 3(m), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Buyer’s sole discretion and without consent from Seller or any other party to any other Transaction Document.”
(g)The following is hereby added as a new Section 9(b) of the Master Repurchase Agreement:
“(b) Increase of Facility Amount. The Facility Amount may be increased up to Six Hundred Million Dollars and NO/00 ($600,000,000.00) provided that the Facility Increase Conditions (as defined below) are satisfied. For the purposes of this clause (b), “Facility Increase Conditions” shall mean:
(i)Seller shall have delivered to Buyer a written request at least thirty (30) days prior to any increase being effectuated;
(ii)Any increase requested shall be for Fifty Million Dollars ($50,000,000), or such other amount as otherwise approved by Buyer in its sole discretion;
(iii)no Default, Event of Default or Margin Deficit has occurred and is continuing or would result from such increase in the Facility Amount;
(iv)the representations and warranties made by Seller, Pledgor and Guarantor in any of the Transaction Documents shall be true and correct in all respects as of the date of such increase in the Facility Amount, except to the extent that such representations and warranties (a) are made as of a particular date or (b) are no longer true as a result of a change in fact with respect to a Purchased Asset that was consented to in writing by Buyer hereunder;
(v)Buyer, Seller and Guarantor shall execute an amendment to this Agreement to reflect the increased Facility Amount and Seller shall deliver a legal opinion with respect to the corporate authority and enforceability of such amendment; and
(vi)Seller shall have paid to Buyer the Facility Increase Fee on or prior to the effective date of such increase.”
(h)Exhibit A attached hereto is hereby added as new Schedule 3 (ARTICLE 3(l) Defined Terms) to the Master Repurchase Agreement.
2.Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to the following:
(a)This Amendment duly executed and delivered by Seller, Guarantor and Buyer;
(b)Buyer and Seller shall duly execute the Fourth Fee Letter Amendment;
(c)Seller shall pay to Buyer the Extension Fee in the amount of $1,000,000.00 in accordance with the terms and provisions of the Fee Letter and all Transaction Costs payable to Buyer in connection with the negotiation of this Amendment; and

(d)Buyer shall have received such other documents as Buyer may reasonably request.
3.Representations and Warranties of Seller and Guarantor. On and as of the date hereof, after giving effect to this Amendment:
(a)each of Seller and Guarantor hereby represents and warrants to Buyer that no Default, Event of Default or Margin Deficit exists, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by such party of this Amendment;
(b)no amendments have been made to the organizational documents of Seller or Pledgor since February 18, 2016 other than the Certificate of Amendments each dated September 3, 2019;
(c)no amendments have been made to the organizational documents of Guarantor since June 28, 2017; and
(d)Seller hereby represents and warrants to Buyer that all representations and warranties of Seller contained in Section 10 of the Master Repurchase Agreement are true, correct, complete and accurate in all respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date); and
(e)Guarantor hereby represents and warrants to Buyer that all representations and warranties of Guarantor contained in the Guaranty are true and correct in all material respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date).
4.Continuing Effect; Reaffirmation of Master Repurchase Agreement and Guaranty.
(a)As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and the Guaranty are ratified and confirmed by the respective parties thereto and shall remain in full force and effect. In addition, any and all guaranties (as amended hereby) and indemnities for the benefit of Buyer, and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.
(b)Seller, Guarantor and Buyer have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor under or in connection with the Master Repurchase Agreement, the Guaranty or any other document executed in connection therewith to which Seller or Guarantor is a party.
(c)It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of Seller and Guarantor under the Master Repurchase Agreement and the other Transaction Documents are preserved, and (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect.
5.Binding Effect; No Partnership. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.
6.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words "executed," signed," "signature," and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic transmission or electronic format (including, without limitation, "pdf", "tif" or "jpg") and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
7.Further Agreements. Each of Seller and Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
8.Governing Law; Submission to Jurisdiction, Etc. The provisions of Section 18 of the Master Repurchase Agreement are hereby incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if more fully set forth herein.
9.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement, as amended hereby, unless the context expressly requires otherwise.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.
BUYER:
MORGAN STANLEY BANK, N.A., a national banking association
By:     /s/ Anthony Preisano
    Name:    Anthony Preisano
    Title:    Executive Director

SELLER:
GP COMMERCIAL MS LLC,
a Delaware limited liability company
By:     /s/ Marcin Urbaszek
    Name:    Marcin Urbaszek
    Title:    Chief Financial Officer

The undersigned hereby acknowledges the execution of this Amendment and agrees that the Guaranty is hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or modified by this Amendment. In addition, the undersigned reaffirms its obligations under the Guaranty and agrees that its obligations under the Guaranty shall remain in full force and effect.

GUARANTOR:
GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation
By:     /s/ Marcin Urbaszek
    Name:    Marcin Urbaszek
    Title:    Chief Financial Officer

EXHIBIT A
SCHEDULE 3
ARTICLE 3(1) Defined Terms

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for price differential calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Pricing Period pursuant to this Agreement as of such date.
“Benchmark” means, initially, LIBOR; provided that, if a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Buyer on the applicable Benchmark Replacement Date:
(1)the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment with respect thereto;
(2)the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Buyer to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;
(3)     the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(4)    the sum of: (a) the alternate rate of interest that has been selected by the Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment;
provided that, in the case of clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion.
If at any time the Benchmark Replacement as determined pursuant to clause (1), (2), (3) or (4) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Buyer as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Buyer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of price differential, timing of Transaction requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Buyer determines is reasonably necessary in connection with the administration of this Agreement.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)    in the case of an Early Opt-in Election, the date set forth in the notice of such Early Opt-in Election that is provided by Buyer to the Seller.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available

Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Period or compounded in advance) being established by the Buyer in accordance with:
(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)if, and to the extent that, the Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Buyer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or a price differential payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Buyer decides that any such convention is not administratively feasible, then the Buyer may establish another convention in its reasonable discretion.
“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of the joint election by the Buyer and Seller to trigger a fallback from LIBOR and the provision by the Buyer of written notice of such election to other parties hereto.
“Floor” means, for any Transaction under this Agreement, the benchmark rate floor (which may be zero), if any, provided for in this Agreement with respect to LIBOR as determined for such Transaction.
a.“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Buyer in accordance with the Benchmark Replacement Conforming Changes.
b.“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
c.“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
d.“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
e.“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.